Exhibit 4.5

Ventas, Inc.,

Ventas Realty, Limited Partnership,

and each of the Guarantors named herein

INDENTURE

Dated as of _________, 2018

Senior Debt Securities

U.S. Bank National Association,

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	2.06, 7.06
(b)(2)	7.06; 7.07
(c)	4.03, 7.06; 13.02
(d)	7.06
314(a)(4)	13.05
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(e)	13.05
(f)	N.A.
315(a)	2.03
(b)	2.03
(c)	2.03
(d)	2.03
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	13.16
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*  This Cross Reference Table is not, for any purpose, part of the Indenture.

2

i

Section 13.12	Counterpart Originals	69
Section 13.13	Table of Contents, Headings, etc.	69
Section 13.14	Benefits of Indenture	70
Section 13.15	Legal Holidays	70
Section 13.16	Acts of Holders	70

SCHEDULES

Schedule I GUARANTORS

INDENTURE dated as of ________, 2018 among Ventas, Inc., a Delaware corporation (the “Company”), Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Partnership”), the Guarantors (as defined herein) party hereto from time to time and U.S. Bank National Association, as trustee (the “Trustee”).

The Company, as a sole issuer, or the Partnership, as a sole issuer (as applicable, the “Issuer”), deems it necessary to issue from time to time for its lawful purposes senior debt securities (the “Securities”) evidencing its unsecured and unsubordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to bear interest at such rate or pursuant to such formula, to mature at such times and to have such other provisions, including the benefit of guarantees, as shall be fixed as hereinafter provided.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                  Definitions.

“Additional Amounts” means, when used with respect to a Security of a series issued with the benefits provided by Section 4.05, as specified as contemplated by Section 2.02, all additional interest then owing pursuant to said Section 4.05 and the Board Resolution or indenture supplemental hereto under which such Security shall be issued.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authorized Newspaper” means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)                              with respect to a corporation, the Board of Directors of the corporation;

(2)                              with respect to a partnership, the Board of Directors of the general partner of the partnership or the board or committee of the general partner of the partnership serving a similar function; and

(3)                              with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolutions” means a copy of resolutions certified by the Secretary or an Assistant Secretary of the Company or the general partner of the Partnership, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, unless otherwise specified with respect to any Securities as contemplated by Section 2.02, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any entity, any capital stock (including preferred stock), shares, interests, or participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Clearstream” means Clearstream Banking, S.A., or its successor.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, $0.25 par value, of the Company.

“Company” has the meaning stated in the preamble to this Indenture.

“Contingent Liabilities of the Company and Subsidiaries” means, as of any date, those liabilities of the Company and its Subsidiaries consisting of (without duplication) indebtedness for borrowed money, as determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the Consolidated Financial Statements of the Company as of the date of determination.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Debt” means, as of any date (without duplication), (1) all indebtedness and liabilities for borrowed money, secured or unsecured, of the Company and its Subsidiaries, including mortgages and other notes payable, but excluding any indebtedness, including mortgages and other notes payable, which is secured by cash, cash equivalents or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third-party indebtedness) and (2) all Contingent Liabilities of the Company and Subsidiaries, excluding in each of clauses (1) and (2) Intercompany Debt and all liabilities associated with customary exceptions to Non-Recourse Debt, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions.

It is understood that Debt shall not include any redeemable equity interest in the Company.

“Default” means, with respect to Securities of any series, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form established in one or more indentures supplemental hereto or pursuant to Board Resolutions in accordance with Section 2.02 except that such Security shall not bear the Global Security Legend and shall not have any related schedule of exchanges of interests in the global security attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Securities, and any and all successors thereto appointed as the Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock,” when used with respect to Securities of any series, shall have the meaning given to such term in the Board Resolution or indenture supplemental hereto under which such Securities shall be issued.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or its successor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.  Fair Market Value shall be determined by the Board of Directors of the Company in good faith.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

“Global Security” means a permanent global Security substantially in the form of established by one or more indentures supplemental hereto or pursuant to Board Resolutions in accordance with Section 2.02 that bears the Global Security Legend and that has a schedule of exchanges of interests in the Global Security attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

“Global Security Legend” means the legend set forth in Section 2.07(f), which is required to be placed on all Global Securities issued under this Indenture.

“Government Obligations” means securities which are (1) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

“Guarantors” means, when used with respect to a Security of a series issued with the benefit of Securities Guarantees as specified as contemplated by Section 2.02, (1) each of the Persons listed on Schedule I hereto that becomes a guarantor of such Security in compliance with the provisions of Section 10.03, (2) each Person executing an indenture supplemental hereto after the date hereof in which such Person agrees to be bound by the terms of this Indenture and (3) in each case, their respective successors and assigns; provided, however, that any Person constituting a Guarantor as described herein shall cease to constitute a Guarantor when its Securities Guarantee is released in accordance with the terms of this Indenture.

“Holder” means a Person in whose name a Security is registered.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of such Debt or other obligation.  For purposes of this definition, the terms “Incurrence” and “Incurred” have correlative meanings.

“Indenture” means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 2.02; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture,” as used with respect to any one or more series of Securities for which such Person is Trustee, means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of such one or more series of Securities for which such Person is Trustee established as contemplated by Section 2.02, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at maturity may be more or less than the principal face amount thereof at original issuance.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Intercompany Debt” means, as of any date, Debt to which the only parties are the Company and any of its Subsidiaries as of such date; provided, however, that with respect to any such Debt of which the Issuer or the Guarantor is the borrower, such Debt is subordinate in right of payment to the Securities of any series.

“interest” means, when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity, interest payable after maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts, includes such Additional Amounts.

“Interest Payment Date” has the meaning set forth in the Securities.

“Issuer” means, when used with respect to Securities of any series, either (1) the Company or (2) the Partnership, and in each case any and all respective successors thereto, as applicable.

“Lien” means (without duplication) any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and any other like agreement granting or conveying a security interest; provided, that for purposes hereof, “Lien” shall not include any mortgage that has been defeased by the Company or any of its Subsidiaries in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third-party indebtedness).

“NASDAQ” means the National Association of Securities Dealers, Inc. Automated Quotations System.

“Non-Recourse Debt” means Debt:

(1)                              as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), other than pursuant to Standard Securitization Undertakings, (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to Standard Securitization Undertakings or (c) constitutes the lender;

(2)                              no default with respect to which (including any rights that the holders of the Debt may have to take enforcement action against a Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Securities) of the Company or any of its Subsidiaries to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity; and

(3)                              as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries, other than pursuant to Standard Securitization Undertakings.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Investment Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the principal investment officer, the treasurer or the principal accounting officer of the Issuer or a general partner of the Issuer, that meets the requirements of Section 2.03, 8.04 or 13.05, as applicable.

“Opinion of Counsel” means an opinion from legal counsel, who is reasonably acceptable to the Trustee, that meets the requirements of Section 2.03, 8.04 or 13.05, as applicable.  The counsel may be an employee of or counsel to the Trustee or the Company, the Partnership or any of their respective Subsidiaries.

“Original Issue Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Outstanding,” when used with respect to Securities of a series, shall have the meaning ascribed thereto in Section 2.09.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership” has the meaning stated in the preamble to this Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or other entity.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Section 2.02.

“Qualified CMBS Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to a Subsidiary, or grants a security interest in, any Real Estate Assets or mortgage receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Real Estate Assets or mortgage receivables, all contracts and all guarantees or other obligations in respect of such Real Estate Assets or mortgage receivables, proceeds of such Real Estate Assets or mortgage receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Real Estate Assets or mortgage receivables.

“Real Estate Assets” means, with respect to any Person as of any date, the real estate assets of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Record Date” has the meaning set forth in the Securities.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Guarantee” means the Guarantee by each Guarantor of the Issuer’s payment obligations under this Indenture and the Securities, executed pursuant to the provisions of this Indenture.

“Security” has the meaning stated in the preamble to this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to this Indenture as to which such Person is Trustee shall have the meaning stated in the preamble to this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary,” if any, of the Company, as such term is defined in Regulation S-X under the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof which are reasonably customary in Qualified CMBS Transactions by the parent or sponsoring entity.

“Subsidiary” means, for any Person, any corporation or other entity of which a majority of the Voting Stock is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trading Day,” with respect to the Common Stock, means (1) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (2) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (3) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trustee” means the Person named as the “Trustee” in the preamble to this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this

Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02                  Other Definitions.

Term	Defined in Section
“Authentication Order”	2.03
“Covenant Defeasance”	8.03
“DTC”	2.04
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.04
“Registrar”	2.04
“Special Securities”	12.05(c)

Section 1.03                  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and the Securities Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Securities and the Securities Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04                  Rules of Construction.

Unless the context otherwise requires:

(a)                               a term has the meaning assigned to it;

(b)                              an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                               the term “or” is not exclusive;

(d)                             terms in the singular include the plural, and terms in the plural include the singular;

(e)                               the term “will” shall be interpreted to express a command;

(f)                                provisions shall apply to successive events and transactions; and

(g)                              references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2

THE SECURITIES

Section 2.01                  Form, Dating and Denominations.

(a)                               General.  The Securities of each series will be substantially in such forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to Board Resolutions in accordance with Section 2.02, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Issuer may deem appropriate and as are consistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.  Each Security will be dated the date of its authentication.  Except as specified as contemplated by Section 2.02 in respect of Securities of any series, the Securities shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                              Form of Trustee’s Certificate of Authentication.  Subject to Section 2.03, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

(c)                               Global Securities.  If Securities of or within a series are issued in global form, as specified as contemplated by Section 2.02, then, notwithstanding the provisions of Section 2.01(a) and clause (15) of Section 2.02, any such Security shall represent such of the Outstanding Securities of that series as shall be specified therein and shall include the Global Security Legend and a related schedule of exchanges of interests in the Global Securities attached thereto.  Securities issued in definitive form will not include such legend or schedule.  Each Global Security may provide that it shall represent the Outstanding Securities as will be specified therein and each Global Security shall provide that it represents the aggregate principal amount of Outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Securities represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07.

Section 2.02                  Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 2.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2), (3) and (14) below), if so provided, may be determined from time to time by the Issuer with respect to unissued Securities of the series when issued from time to time):

(1)                              the identity of the Issuer and Guarantors, if any, of the Securities of the series and the terms and conditions, if any, in addition to those provided in Article 10 upon which such Guarantors may be released;

(2)                              the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(3)                              any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.07, 2.08, 2.11, 3.07 or 9.05);

(4)                              the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series shall be payable;

(5)                              the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which such interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(6)                              the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of, Securities of the series shall be payable, Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange or conversion and notices or demands to or upon the Issuer in respect of the Securities of the series and this Indenture may be served;

(7)                              if applicable, the period or periods within which, the price or prices at which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

(8)                              the obligation, if any, of the Issuer to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(9)                              if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10)                      the identity of the Trustee, if other than U.S. Bank National Association, and the identity of each Registrar and/or Paying Agent, if other than the Trustee;

(11)                      if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or, if applicable, the portion of the principal amount of Securities of the series that is convertible in accordance with the provisions of this Indenture or the method by which such portion shall be determined;

(12)                      whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13)                      provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(14)                      any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(15)                      whether any Securities of the series are to be issuable initially in temporary global form and the date as of which any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued, and whether any Securities of the series are to be issuable in permanent global form and, if so, whether owners of beneficial interests in any such permanent global Security may exchange such interests for Definitive Securities of that series of like tenor of any authorized form and denomination or transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security and vice versa and if so, the circumstances under which any such exchange or transfer may occur, if other than in the manner provided in Section 2.07 and the identity of the Depositary;

(16)                      the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest and the extent to which, or the manner in which, any interest payable on a temporary global Security on an interest payment date will be paid;

(17)                      the applicability, if any, of Sections 8.02 and/or 8.03 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article 8;

(18)                      if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of the series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(19)                      if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(20)                      whether and under what circumstances the Issuer will pay Additional Amounts as contemplated by Section 4.05 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(21)                      the obligation, if any, of the Company to permit the conversion of the Securities of the series into Common Stock, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price, any requirements relative to reservation of shares for purposes of conversion and any other provision in addition to or in lieu of those set forth in this Indenture or any indenture supplemental hereto relative to such obligation);

(22)                      if other than U.S. Dollars, the Foreign Currency in which payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Securities of the series shall be payable or in which such Securities shall be denominated and the particular provisions applicable thereto; and

(23)                      any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 2.03) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities of such series.

Section 2.03                  Execution and Authentication.

Two Officers must sign the Securities of any series for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

A Security will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee will, upon receipt at any time or from time to time of a written order of the Issuer signed by two Officers (an “Authentication Order”), authenticate Securities of any series for original issue up to the aggregate principal amount set forth in such Authentication Order.  The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

In authenticating Securities of any series, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and, subject to Sections 315(a) through 315(d) of the TIA, shall be fully protected in relying upon,

(a)                               an Opinion of Counsel stating that (i) the form or forms of such Securities have been established in conformity with the provisions of this Indenture, (ii) the terms of such Securities have been established in conformity with the provisions of this Indenture and (iii) such Securities, when completed by appropriate insertions and executed and delivered by the Issuer to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities; and

(b)                              an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of such Securities have been complied with and that, to the best of the knowledge of the signers of such Certificate, no Event of Default with respect to any of the Securities shall have occurred and be continuing.

Section 2.04                  Registrar and Paying Agent.

The Issuer will maintain in each Place of Payment for Securities of any series an office or agency where such Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where such Securities may be presented for payment (the “Paying Agent”).  The Registrar will keep a register of the Securities of that series and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

The Issuer initially appoints the Trustee to act as the Registrar, the Paying Agent and the Custodian with respect to the Global Securities.

Section 2.05                  Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent for Securities of a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, interest or Additional Amounts, if any, on the Securities of that series, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if not the Issuer or any of its Subsidiaries) will have no further liability for the money.  If the Issuer or any of its Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Securities.

Section 2.06                  Holder Lists.

The Trustee in respect of Securities of a series will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Securities of that series and shall otherwise comply with Section 312(a) of the TIA.  If the Trustee is not the Registrar of such Securities, the Issuer will furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such Securities and the Issuer shall otherwise comply with Section 312(a) of the TIA.

Section 2.07                  Transfer and Exchange.

(a)                               Transfer and Exchange of Global Securities.  A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Securities will be exchanged by the Issuer for Definitive Securities if:

(1)                              the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary; or

(2)                              the Issuer in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in subparagraph (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.07(a), provided, however, that beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.07(b) or 2.07(c).

(b)                              Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of beneficial interests in the Global Securities also require compliance with either Section 2.07(b)(1) or 2.07(b)(2), as applicable, as well as one or more of the other following paragraphs, as applicable:

(1)                              Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2)                              All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(i)                                  both:

(A)                          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)                           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii)                              both:

(A)                          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)                           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (A) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.07(g).

(c)                               Transfer or Exchange of Beneficial Interests for Definitive Securities.  If any holder of a beneficial interest in a Global Security is entitled to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security of the same series and of like tenor and principal amount of authorized form and denomination, as specified as contemplated by clause (15) of Section 2.02, then, upon satisfaction of the conditions set forth in Section 2.07(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(g), and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(d)                             Transfer and Exchange of Definitive Securities for Beneficial Interests.  If at any time a Holder of a Definitive Security is entitled to exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security of the same series and of like tenor and principal amount of authorized form and denomination, as specified as contemplated by clause (15) of Section 2.02, then, upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of one of the appropriate Global Securities.  If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to this Section 2.07(d) at a time when a Global Security has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee will authenticate one or more Global Securities in an aggregate principal amount equal to the principal amount of the Definitive Security proposed to be so exchanged or transferred.

(e)                               Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar will register the transfer of such Holder’s Definitive Securities to a Person who takes delivery thereof in the form of one or more Definitive Securities of the same series, of any authorized denominations and of like aggregate principal amount or the exchange of such Holder’s Definitive Securities for Definitive Securities of the same series, of any authorized denominations and of like aggregate principal amount.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  A Holder of Definitive Securities may transfer such Securities.  Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.

(f)                                Global Security Legend.  The following legend will appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of one or more indentures supplemental hereto or approved from time to time by or pursuant to Board Resolutions in accordance with Section 2.02:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)                              Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.12.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                              General Provisions Relating to Transfers and Exchanges.

(1)                              To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.03 or at the Registrar’s request.

(2)                              No service charge will be made to a Holder of a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.07 and 9.05).  The Registrar will not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(3)                              All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4)                              The Issuer will not be required:

(i)                                  to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.03 and ending at the close of business on the day of selection;

(ii)                              to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part;

(iii)                          to register the transfer of or to exchange a Security between a Record Date and the next succeeding Interest Payment Date; or

(iv)                          to register the transfer of any Security which has been surrendered for repayment at option of Holder, except the portion, if any, of such Security not to be so repaid.

(5)                              Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(6)                              The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.03.

(7)                              All orders and instructions required to be submitted to the Registrar or the Issuer pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.08                  Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Issuer may charge for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Section 2.09                  Outstanding Securities.

The Securities “Outstanding” at any time are all the Securities authenticated by the Trustee except for:

(1)                              Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                              Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)                              Securities, except to the extent provided in Sections 8.02 and 8.03, with respect to which the Issuer has effected defeasance and/or covenant defeasance as provided in Article 8;

(4)                              Securities which have been paid pursuant to Section 4.01 or 11.01 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; and

(5)                              Securities converted into Common Stock in accordance with or as contemplated by this Indenture, if the terms of such Securities provide for convertibility as contemplated by Section 2.02;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver, and for the purpose of making the calculations required by Section 313 of the TIA, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02, (ii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security as contemplated by Section 2.02, and (iii) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding to the extent provided in Section 2.10.

Section 2.10                  Treasury Securities.

In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, waiver or consent, and for the purpose of making the calculations required by Section 313 of the TIA, Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

Section 2.11                  Temporary Securities.

Until certificates representing Securities are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities.  Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Securities in exchange for temporary Securities.  Until so exchanged, temporary Securities shall have the same rights under this Indenture as Definitive Securities.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.12                  Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Securities (subject to the record retention requirement of the Exchange Act).  The Issuer may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation, except for replacement Securities for mutilated Securities pursuant to Section 2.08.

Section 2.13                  Defaulted Interest.

If the Issuer defaults in a payment of interest on the Securities of any series, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of Securities of that series on a subsequent special record date, in each case at the rate provided in the Securities of that series and in Section 4.01.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of that series and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than ten days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders of Securities of that series a notice that states the special record date, the related payment date and the amount of such interest to be paid on such Securities.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01                  Applicability of Article.

Securities of any series which are redeemable before their maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article 3.

Section 3.02                  Notices to Trustee.

The election of the Issuer to redeem or purchase in an offer to purchase Securities of any series shall be evidenced by a Board Resolution.  The Issuer shall, at least 45 days prior to the redemption date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities of that series to be redeemed by delivering to the Trustee an Officers’ Certificate setting forth:

(1)                              the paragraph of the Securities and/or Section of this Indenture or any indenture supplemental hereto pursuant to which the redemption shall occur;

(2)                              the redemption date;

(3)                              the principal amount of Securities of that series to be redeemed, plus accrued interest and Additional Amounts, if any, to the redemption date; and

(4)                              the redemption price, including any make-whole amount or premium, if applicable.

Section 3.03                  Selection of Securities to Be Redeemed.

If less than all of the Securities of any series are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the particular Securities for redemption or purchase from the Outstanding Securities of that series not previously called for redemption, as follows:

(1)                              if the Securities of that series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed; or

(2)                              if the Securities of that series are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

In the event of partial redemption by lot, the particular Securities to be redeemed will be selected, unless otherwise provided in this Indenture, not less than 30 days nor more than 60 days prior to the redemption date by the Trustee.

The Trustee will promptly notify the Issuer in writing of the Securities selected for redemption or purchase and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Securities and portions of Securities of any series selected will be in amounts equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof; provided, however, that if all of the Outstanding Securities of a Holder are to be redeemed or purchased, the entire amount of such Securities held by such Holder, even if not a multiple of the minimum authorized denomination for Securities of that series, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption or purchase also apply to portions of Securities called for redemption or purchase.

Section 3.04                  Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, unless a shorter period is specified by the terms of that series as contemplated by Section 2.02, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11.  Any notice that is mailed to the Holders of Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

The notice will identify the Securities to be redeemed and will state:

(1)                              the redemption date;

(2)                              the redemption price, including the accrued interest and Additional Amounts, if any, to the redemption date and any make-whole amount or premium, if applicable;

(3)                              if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities of the same series and tenor in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security;

(4)                              the name and address of the Paying Agent;

(5)                              that Securities called for redemption must be surrendered to the Paying Agent at the Place of Payment to collect the redemption price or to convert (if applicable);

(6)                              that, unless the Issuer defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(7)                              the paragraph of the Securities and/or Section of this Indenture or any indenture supplemental hereto pursuant to which the Securities called for redemption are being redeemed;

(8)                              that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

(9)                              that the redemption is for a sinking fund, if applicable; and

(10)                      if applicable, that a Holder of Securities who desires to convert Securities in connection with a redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at their expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days (or such shorter period of time as is satisfactory to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.05                  Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price therein specified.  Except as otherwise provided pursuant to Section 2.02 with respect to the Securities of any series, a notice of redemption of Securities of that series may not be conditional.

Section 3.06                  Deposit of Redemption or Purchase Price.

On the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities are payable sufficient to pay the redemption or purchase price of and accrued interest and Additional Amounts, if any, on all Securities to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Amounts, if any, on, all Securities to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Securities or the portions of Securities called for redemption or purchase.  If a Security is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date; provided, however, that except as otherwise provided with respect to Securities convertible into Common Stock, installments of interest on Securities whose maturity is on or prior to the redemption date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Record Dates according to the terms and provisions of Section 2.02.  If any Security called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

Section 3.07                  Securities Redeemed or Purchased in Part.

Upon surrender of a Security of a series that is redeemed or purchased in part at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Security of the same series of any authorized denomination as requested by the Holder in an aggregate principal amount equal to and in exchange for the unredeemed or unpurchased portion of the principal of the Security so surrendered.

Section 3.08                  Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Issuer may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee or the Paying Agent in trust for the Holders of Securities, on or before 10:00 a.m. Eastern Time on the redemption date, an amount not less than the redemption price, together with interest, if any, accrued to the redemption date of such Securities, in immediately available funds.  Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Issuer to pay the redemption price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.  If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which Securities of that series called for redemption may be converted in accordance with this Indenture and the terms of such Securities, subject to payment to the Trustee or Paying Agent of the above-described amount.  The Trustee or the Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would pay moneys deposited with it by the Issuer for the redemption of Securities.  Without the Trustee’s and the Paying Agent’s prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee and the Paying Agent as set forth in this Indenture, and the Issuer agrees to indemnify the Trustee and the Paying Agent from, and hold them harmless against, any loss, liability or expense owing out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Issuer and such purchasers, including the costs and expenses Incurred by the Trustee and Paying Agent (including the fees and expenses of their agents and counsel) in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture.

ARTICLE 4

COVENANTS

Section 4.01                  Payment of Securities.

The Issuer will pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Securities of each series on the dates, in the currency or currency unit and in the manner provided in the terms of that series of Securities and this Indenture.  Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities of the applicable series to the extent lawful; the Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                  Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for Securities of any series an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities of that series may be presented or surrendered for payment or conversion, where Securities of that series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Place of Payment for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise specified with respect to Securities of any series as contemplated by Section 2.02, the Issuer hereby designates as a Place of Payment for each series of Securities the Corporate Trust Office of the Trustee in the Borough of Manhattan in the City of New York as one such office or agency of the Issuer in accordance with Section 2.04.

Section 4.03                  Reports.

So long as any Securities of a series are outstanding, the Issuer and each Guarantor shall:

(1)                              file with the Trustee, within 15 days after the Issuer or such Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer or such Guarantor may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; or, if the Issuer or such Guarantor is not required to file information, documents or reports pursuant to Section 13 or 15(d) of the Exchange Act, then they/it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)                              file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer and such Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations (it being understood that any Guarantor not required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall not be required to file such reports with the Commission or the Trustee); and

(3)                              transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the Issuer or any Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

The availability of the foregoing materials on the Commission’s website or on the Company’s website shall be deemed to satisfy the foregoing delivery obligations.

In the event that the rules and regulations of the Commission permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis, consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.03 for the Issuer will satisfy this Section 4.03, and the obligations in this Section 4.03 with respect to financial information relating to the Issuer shall be deemed to be satisfied by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

Section 4.04                  Compliance Certificate.

(a)                               The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities of any series is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.  For purposes of this Section 4.04, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)                              So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05                  Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts, the Issuer will pay to the Holder of any Security of that series Additional Amounts as may be specified as contemplated by Section 2.02.  Whenever in this Indenture there is mentioned the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of that series established pursuant to Section 2.02 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 2.02, if the Securities of a series provide for the payment of Additional Amounts, at least ten days prior to the first interest payment date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to maturity, the first day on which a payment of principal and any premium is made), and at least ten days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Issuer will furnish the Trustee and the Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series.  If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series and the Issuer will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities.  In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series without withholding or deductions until otherwise advised.  The Issuer covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably Incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them or in reliance on any Officers’ Certificate furnished pursuant to this Section 4.05 or in reliance on the Issuer’s not furnishing such an Officers’ Certificate.

Section 4.06                  Entity Existence.

Except as permitted by Article 5 and Section 10.04, the Company and its Subsidiaries shall do all things necessary to preserve and keep their existence, rights and franchises; provided, however, that the existence of a Subsidiary may be terminated if the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of its business.

ARTICLE  5

SUCCESSORS

Section 5.01                  Merger, Consolidation or Sale of Assets.

The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)                              either (i) the Company is the surviving corporation or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)                              the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(3)                              immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Company or any Subsidiary Incurred in connection with or as a result of such transaction or series of transactions as having been Incurred at the time of such transaction), no Default or Event of Default exists.

In addition, in the case of any lease of all or substantially all of its properties or assets (other than to an unaffiliated operator in the ordinary course of business), in one or more related transactions, to any other Person the terms of the lease must be reasonably acceptable to the Trustee or to Holders of a majority in principal amount of the Securities.

This Section 5.01 will not apply to: (i) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Subsidiaries; (ii) a sale or transfer of assets from a Guarantor to the Issuer; or (iii) a consolidation or merger of a Guarantor with or into the Issuer.

Section 5.02                  Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein.  Such successor thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation or merger, or any such sale, assignment, transfer, conveyance, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

When a successor assumes all the obligations of its predecessor under this Indenture and the Securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

Section 5.03                  Assumption by the Guarantor.

The Guarantor, or a Subsidiary thereof that is organized and existing under the laws of the United States, any State of the United States or the District of Columbia, may directly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities of a series and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed. Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Issuer in the Indenture, and the Issuer shall be released from liability as obligor on the Securities of such series.

Section 5.04                  Termination of the Guarantee.

The obligations of the Guarantor under the Indenture shall terminate at such time the Guarantor merges or consolidates with the Issuer or at such other time as the Guarantor acquires all of the assets and partnership interests of the Issuer.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                  Events of Default.

Each of the following is an “Event of Default” wherever used herein with respect to any particular series of Securities:

(1)                              the Company or its Subsidiaries do not pay the principal or any premium on any Security of that series when due and payable;

(2)                              the Company or its Subsidiaries do not pay interest on any Security of that series within 30 days after the applicable due date;

(3)                              the Company or its Subsidiaries fail to deposit any sinking fund payment, when and as due by the terms of any Security of that series;

(4)                              the Company or its Subsidiaries remain in breach of any other term of this Indenture for 60 days after they receive a notice of Default stating they are in breach.  Either the Trustee or the Holders of more than 25% in aggregate principal amount of the Securities of that series then Outstanding may send the notice;

(5)                              except as permitted by this Indenture and the Securities of that series, the Securities Guarantee by any Guarantor shall cease to be in full force and effect or any Guarantor shall deny or disaffirm its obligations with respect thereto;

(6)                              the Company or its Subsidiaries default under any of their indebtedness (including a default with respect to Securities of any series other than that series) in an aggregate principal amount exceeding $100 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness.  Such default is not an Event of Default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of ten days after the Company or its Subsidiaries receive notice specifying the default and requiring that they discharge the other indebtedness or cause the acceleration to be rescinded or annulled.  Either the Trustee or the Holders of more than 25% in aggregate principal amount of the Securities of that series then Outstanding may send the notice;

(7)                              the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

(8)                              a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                  is for relief against the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case;

(ii)                              appoints a custodian of the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii)                          orders the liquidation of the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)                              any other Event of Default provided with respect to Securities of that series as contemplated by Section 2.02.

Section 6.02                  Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 6.01, with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all Outstanding Securities will become due and payable immediately without further action or notice.  If any other Event of Default with respect to Securities of any series at the time Outstanding occurs and has not been cured, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of that series then Outstanding may declare the entire principal amount (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of that series to be due and immediately payable by written notice to the Issuer, the Company (if not the Issuer) and the Trustee.  Upon any such declaration, such principal amount (or specified amount) of the Securities of that series shall become due and payable immediately.  The Holders of a majority in aggregate principal amount of the Securities of that series then Outstanding by written notice to the Trustee may on behalf of all of the Holders rescind and annul an acceleration and its consequences if the rescission or annulment would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03                  Other Remedies.

If an Event of Default occurs and is continuing with respect to Securities of any series at the time Outstanding, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Amounts, if any, and interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Security of that series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                  Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then Outstanding Securities of any series by notice to the Trustee may on behalf of the Holders of all of the Securities of that series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Amounts, if any, or interest on, the Securities of that series (excluding in connection with an offer to purchase) or in respect of a covenant or provision of this Indenture which under Article 9 may not be modified or amended without the consent of the Holder of each Outstanding Security of the affected series; provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding Securities of that series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration as provided in Section 6.02.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                  Control by Majority.

Holders of a majority in aggregate principal amount of the Securities of any series then Outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities of that series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of that series or to the Holders of the Securities of any other series or that may involve the Trustee in personal liability.

Section 6.06                  Limitation on Suits.

A Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of that series only if:

(1)                              such Holder has given the Trustee written notice that an Event of Default has occurred and remains uncured;

(2)                              the Holders of at least a majority in aggregate principal amount of all Outstanding Securities of that series have made a written request that the Trustee take action because of the Default, and offered reasonable indemnity to the Trustee against the cost and other liabilities of taking that action;

(3)                              the Trustee has not taken action for 60 days after receipt of the notice and offer of indemnity; and

(4)                              the Holders of at least a majority in aggregate principal amount of all Outstanding Securities of that series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of any Security of any series may not use this Indenture to prejudice the rights of another Holder of a Security of that series or to obtain a preference or priority over another Holder of a Security of that series.

Section 6.07                  Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of any Security to receive payment of principal, premium and Additional Amounts, if any, and interest on such Security, on or after the respective due dates expressed in such Security (excluding in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                  Collection Suit by Trustee.

If an Event of Default specified in clause (1), (2) or (3) of Section 6.01 occurs and is continuing with respect to the Securities of any series, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal (including any sinking fund payment), premium and Additional Amounts, if any, and interest remaining unpaid on the Securities of that series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of any series allowed in any judicial proceedings relative to the Issuer or any other obligor upon the Securities of that series, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Securities of that series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities of that series, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of Securities of that series may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 6.10                  Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium and Additional Amounts, if any, and interest, respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11                  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities of any series.

ARTICLE 7

TRUSTEE

Section 7.01                  Duties of Trustee.

(a)                               If an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                              Except during the continuance of an Event of Default:

(1)                              the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                              in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                               The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                              this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)                              the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                              the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                             Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

(e)                               No provision of this Indenture will require the Trustee to expend or risk its own funds or Incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                              Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02                  Rights of Trustee.

(a)                               The Trustee may conclusively rely upon any document (whether original or facsimile) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                              Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                               The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care unless the Trustee was negligent in acting through its attorneys and agents.

(d)                             The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                               Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)                                The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

Section 7.03                  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04                  Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                  Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any series and if it is known to the Trustee, the Trustee will mail to Holders of Securities of that series a notice of the Default or Event of Default within 90 days after it occurs, unless such default shall have been cured or waived.  Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Amounts, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities of that series.

Section 7.06                  Reports by Trustee to Holders of the Securities.

(a)                               Within 120 days after the end of each fiscal year beginning with the end of the fiscal year following the date of this Indenture, and for so long as Securities of any series remain

Outstanding, the Trustee will mail to all Holders of the Securities of that series a brief report dated as of such reporting date that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with Section 313(b)(2) of the TIA and will transmit by mail all reports as required by Section 313(c) of the TIA.

(b)                              A copy of each report at the time of its mailing to the Holders of Securities will be mailed by the Trustee to the Issuer and filed by the Trustee with the Commission and each stock exchange on which such Securities are listed in accordance with Section 313(d) of the TIA.  The Issuer will promptly notify the Trustee when the Securities of any series are listed on any stock exchange.

Section 7.07                  Compensation and Indemnity.

(a)                               The Issuer will pay to the Trustee from time to time reasonable compensation as agreed upon between the Trustee and Issuer for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Trustee promptly upon written request for all reasonable disbursements, advances and expenses Incurred or made by it in addition to the compensation for its services (including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel), except any such disbursement, advances and expenses as shall be determined to have been caused by the Trustee’s own negligence, bad faith or willful misconduct.

(b)                              The Issuer and each Guarantor will indemnify the Trustee against any and all losses, liabilities or expenses Incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith, or willful misconduct.  The Trustee will notify the Issuer in writing promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of its obligations hereunder.  The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.  Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                               The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)                             To secure the Issuer’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Securities of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of any series.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                               When the Trustee Incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                The Trustee will comply with the provisions of Section 313(b)(2) of the TIA to the extent applicable.

Section 7.08                  Replacement of Trustee.

(a)                               A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                              The Trustee may resign with respect to the Securities of one or more series in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then Outstanding Securities of any series may remove the Trustee with respect to the Securities of that series by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)                              the Trustee fails to comply with Section 7.10;

(2)                              the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                              a custodian or public officer takes charge of the Trustee or its property; or

(4)                              the Trustee becomes incapable of acting.

(c)                               If the Trustee resigns, is removed, is incapable of acting or if a vacancy exists in the office of Trustee for any reason with respect to the Securities of one or more series, the Issuer, by Board Resolution, will promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series.  Within one year after the successor Trustee or Trustees with respect to the Securities of any series takes office, the Holders of a majority in aggregate principal amount of the then Outstanding Securities of that series may appoint a successor Trustee with respect to the Securities of that series to replace the successor Trustee appointed by the Issuer.

(d)                             If a successor Trustee with respect to the Securities of any series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the then Outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of that series.

(e)                               If the Trustee, after written request by any Holder of Securities of any series who has been a Holder of Securities of that series for at least six months, fails to comply with Section

7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to Securities of that series.

(f)                                In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture without any further act, deed or conveyance.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(g)                              In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article 9, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(h)                              Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Sections 7.08(f) and 7.08(g), as the case may be.

(i)                                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

Section 7.09                  Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of the parties hereto.

Section 7.10                  Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of Sections 310(a)(1), 310(a)(2) and 310(a)(5) of the TIA.  The Trustee is subject to Section 310(b) of the TIA.

Section 7.11                  Preferential Collection of Claims Against Issuer.

The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

ARTICLE  8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                  Applicability of Article; Option to Effect Legal Defeasance or Covenant Defeasance.

If, pursuant to Section 2.02, provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 8.02 or (b) covenant defeasance of the Securities of or within a series under Section 8.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article 8 (with such modifications thereto as may be specified pursuant to Section 2.02 with respect to any Securities), shall be applicable to such Securities, and the Issuer may at its option by Board Resolutions, at any time, with respect to such Securities, elect to have Section 8.02 or 8.03 (if applicable) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Article.

Section 8.02                  Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02 with respect to any Outstanding Securities of or within a series, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all such Outstanding Securities (including the related Securities Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Debt represented by such Outstanding Securities (including the related Securities Guarantees), which will thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Securities, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                              the rights of Holders of such Outstanding Securities to receive payments in respect of the principal of, or interest or premium and Additional Amounts, if any, on such Securities when such payments are due from the trust referred to in Section 8.04;

(2)                              the Issuer’s obligations with respect to such Securities under Article 2 and Section 4.02;

(3)                              the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)                              this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03                  Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to any Outstanding Securities of or within a series, the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenant contained in Section 4.04 and, if specified as contemplated by Section 2.02, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and such Securities will thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect to the Outstanding Securities and the related Securities Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities and the related Securities Guarantees will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to any Outstanding Securities of or within a series, subject to the satisfaction of the conditions set forth in Section 8.04,  clauses (4) through 6 of Section 6.01 will not constitute Events of Default.

Section 8.04                  Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 with respect to any Outstanding Securities of or within a series:

(1)                              the Issuer irrevocably deposits with the Trustee for the Securities of that series, in trust, for the benefit of the Holders, money in such currency or currencies, or currency unit or currency units, in which such Security is then specified as payable at maturity, non-callable Government Obligations applicable to such Securities (determined on the basis of the currency or currencies, or currency unit or currency units, in which such Securities are then specified as payable at maturity), or any combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (including any sinking fund payment or analogous payments applicable to such Outstanding Securities), premium and Additional Amounts, if any, and interest on such Outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)                              in the case of an election under Section 8.02, the Issuer has delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                              in the case of an election under Section 8.03, the Issuer must deliver to such Trustee for Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                              no Default or Event of Default shall have occurred in respect of Securities of that series and be continuing on the date of such deposit (other than a Default or Event of Default in respect of that series resulting from the borrowing of funds to be applied to such deposit);

(5)                              such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture in respect of Securities of that series) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                              the Issuer must deliver to the Trustee for Securities of that series an Officers’ Certificate stating that the deposit was not made by Issuer with the intent of preferring the Holders of such Securities over the other creditors of Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(7)                              the Issuer must deliver to the Trustee for Securities of that series an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)                              notwithstanding any other provisions of this Section 8.04, such Legal Defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Issuer in connection therewith pursuant to Section 2.02.

Section 8.05                  Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money, Government Obligations or other property as may be provided pursuant to Section 2.02 (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of any Outstanding Securities of any series will be held in trust and applied by such Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as such Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and Additional Amounts, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify such Trustee against any tax, fee or other charge imposed on or assessed against the money or non-callable Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Notwithstanding anything in this Article 8 to the contrary, such Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to such Trustee (which may be the opinion delivered under clause (1) of Section 8.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                  Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or Additional Amounts, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium or Additional Amounts, if any, or interest has become due and payable shall be paid to the Issuer upon its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07                  Reinstatement.

(a)                               If the Trustee or Paying Agent is unable to apply any money or non-callable Government Obligations deposited in respect of Securities of or within a series in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantor’s obligations under this Indenture and such Securities and the related Securities Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that unless otherwise provided in the Board Resolution or indenture supplemental hereto pursuant to which such Securities shall have been issued, the principles set forth in Sections 8.07(b) and 8.07(c) shall apply following such reinstatement; provided further, however, that if the Issuer makes any payment of principal of, premium or Additional Amounts, if any, or interest on any Security following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

(b)                              If reinstatement of the Issuer’s and Guarantors’ obligations under this Indenture, the Securities and the related Securities Guarantees shall occur as provided in Section 8.07(a), such reinstatement shall be deemed to have occurred as of the date of such deposit except that no Default will be deemed to have occurred solely by reason of a breach while any such obligation was suspended.

(c)                               Neither (1) the continued existence following the reinstatement of the foregoing obligations of facts and circumstances or obligations that were Incurred or otherwise came into existence while the foregoing obligations were suspended nor (2) the performance of any such obligations, including the consummation of any transaction pursuant to, and on materially the same terms as, a contractual agreement in existence prior to the reinstatement of the foregoing obligations, shall constitute a breach of any such obligations or cause a Default or Event of Default in respect thereof; provided, however, that the Company and its Subsidiaries (A) did not

Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the reinstatement of the foregoing obligations and (B) did not reasonably believe that such Incurrence or actions would result in such reinstatement.  For purposes of clauses (A) and (B) above, anticipation and reasonable belief may be determined by the Company and shall be conclusively evidenced by a Board Resolution to such effect.

ARTICLE  9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                  Without Consent of Holders of Securities.

Notwithstanding Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities Guarantees or the Securities without the consent of any Holder of a Security:

(1)                              to cure any ambiguity, defect or inconsistency;

(2)                              to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)                              to provide for the assumption of the Issuer’s obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(4)                              to add to the covenants of the Issuer for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of that series) or to surrender any right or power herein conferred upon the Issuer;

(5)                              to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of that series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default;

(6)                              to add to, change or eliminate any of the provisions of this Indenture so long as any such addition not otherwise permitted under this Indenture shall (i) neither apply to any Securities of any series created prior to the execution of such amendment or supplement and entitled to the benefit of such provision nor modify the rights of the

Holders of any such Security with respect to the benefit of such provision or (ii) become effective only when there is no such Security outstanding;

(7)                              to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02, including the provisions and procedures relating to Securities convertible into Common Stock;

(8)                              to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(9)                              subject to compliance with the conditions set forth in Article 5, to evidence the succession of another entity to the Company and the assumption by the successor of the covenants of the Company contained in this Indenture;

(10)                      to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 8.02, 8.03 and 11.01, provided that any such action shall not adversely affect the interests of the Holders of Securities of that series or any other series of Securities in any material respect;

(11)                      to add additional Securities Guarantees with respect to the Securities;

(12)                      to secure the Securities;

(13)                      to make any other change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

(14)                      to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(15)                      with respect to the Securities of any series, to conform the text of such series of Securities or this Indenture to any provision of the “Description of the Notes,” “Description of Notes” or “Description of Debt Securities” sections of the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such series of Securities, to the extent that such provision was intended to be a verbatim recitation of a provision of such series of Securities or this Indenture; or

(16)                      to provide for the issuance of additional Securities as permitted by this Indenture.

Section 9.02                  With Consent of Holders of Securities.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities Guarantees and the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the then

Outstanding Securities affected by such amendment or supplemental indenture voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Amounts, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Securities Guarantees or the Securities may be waived generally or in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Securities affected thereby voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities).

However, without the consent of the Holder of each Outstanding Security affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

(1)                              reduce the principal amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;

(2)                              reduce the principal amount, or change the fixed maturity, of any Security of a series, reduce the rate of, or change the time for payment of, interest or any premium on any Securities of a series or alter the provisions in Article 3 hereof with respect to redemption of the Securities (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be mailed to the Holders, which may be amended with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Securities of such series);

(3)                              reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of its maturity;

(4)                              waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Amounts, if any, on the Securities of any series (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities of that series then Outstanding and a waiver of the payment Default that resulted from such acceleration);

(5)                              make any Security payable in a currency or currencies or currency unit or currency units other than that stated in the Securities;

(6)                              make any change in Section 6.04 or 6.07 relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or interest or premium or Additional Amounts, if any, on the Securities;

(7)                              impair the rights of Holders of the Securities to convert their Securities, if convertible, upon the terms and in accordance with the provisions of this Indenture;

(8)                              release any Guarantor from any of its obligations under its Securities Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)                              waive a redemption payment with respect to any Security of a series; or

(10)                      make any change in the amendment and waiver provisions set forth in clauses (1) through (9) of this Section 9.02.

Section 2.09 shall determine which Securities are considered to be “Outstanding” for purposes of this Section 9.02.

An indenture supplemental hereto which changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of Holders of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of that series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It is not necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03                  Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04                  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                  Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Outstanding Security thereafter authenticated.  The Issuer in exchange for all Outstanding Securities of a series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities of that series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security of that series will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                  Trustee to Sign Amendments, etc.

Upon the request of the Issuer accompanied by Board Resolutions authorizing the execution of any amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer in the execution of an amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE  10

SECURITIES GUARANTEES

Section 10.01          Applicability of Article; Securities Guarantee.

(a)                               If the Issuer elects to issue any series of Securities with the benefit of Securities Guarantees as contemplated by Section 2.02, then the provisions of this Article 10 (with such modifications thereto as may be specified pursuant to Section 2.02 with respect to any series of Securities), will be applicable to such Securities.  Each reference in this Article 10 to a “Security” or the “Securities” refers to the Securities of the particular series as to which provision has been made for such Securities Guarantees.  If more than one series of Securities as to which such provision has been made are Outstanding at any time, the provisions of this Article 10 shall be applied separately to each that series.

(b)                              Subject to this Article 10, each of the Guarantors, jointly and severally, fully and unconditionally guarantees to each Holder of a Security of any series issued with the benefit of Securities Guarantees authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such Security or the obligations of the Issuer hereunder or thereunder, that:

(1)                              the principal of, premium and Additional Amounts, if any, and interest on such Security will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on such Security, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                              in case of any extension of time of payment or renewal of any Securities of that series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c)                               The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities of any series issued with the benefit of Securities Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of that series with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than payment in full of all obligations under the Securities of that series.  Each Guarantor in respect of a series of Securities hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer in respect of that series, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Securities Guarantee will not be discharged except by complete performance of the obligations contained in such Securities and this Indenture.

(d)                             If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Securities Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e)                               Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Securities Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of its Securities Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Securities Guarantee.

Section 10.02          Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities of any series issued with the benefit of Securities Guarantees, each Holder, hereby confirms that it is the intention of all such parties that the Securities Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Securities Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each such Guarantor will, after giving effect to any maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Securities Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03          Execution and Delivery of Securities Guarantee.

To evidence its Securities Guarantee set forth in Section 10.01 in respect of Securities of a series issued with the benefit of Securities Guarantees, each Guarantor hereby agrees that a notation of such Securities Guarantee substantially in the form as shall be established in one or more indentures supplemental hereto or approved from time to time pursuant to Board Resolutions in accordance with Section 2.02, will be endorsed by an Officer of such Guarantor on each Security of that series authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Security of that series a notation of such Securities Guarantee.

If an Officer whose signature is on this Indenture or on the Securities Guarantee no longer holds that office at the time the Trustee authenticates the Security of that series on which a Securities Guarantee is endorsed, such Securities Guarantee will be valid nevertheless.

The delivery of any Security of a series issued with the benefit of Securities Guarantees by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Securities Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04          Guarantors May Consolidate, etc., on Certain Terms.

Subject to Article 5 and except as otherwise may be provided in a supplemental indenture pursuant to Section 2.02 in respect of the release of Guarantors in connection with a sale of assets permitted by such supplemental indenture or otherwise, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

(1)                              immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)                              the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Securities Guarantee pursuant to a supplemental indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, of the Securities Guarantee endorsed upon the Securities of any series and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Securities Guarantees to be endorsed upon all of the Securities of that series issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee.  All the Securities Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Securities Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Securities Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article 5 or as otherwise may be provided in  a supplemental indenture pursuant to Section 2.02, and notwithstanding this Section 10.04, nothing contained in this Indenture or in any of the Securities of any series will prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor of that series, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor of that series.

ARTICLE  11

SATISFACTION AND DISCHARGE

Section 11.01          Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to any series of Securities issued hereunder (except as to any surviving rights of registration of transfer or exchange of Securities of that series herein expressly provided for and the right to receive Additional Amounts), when:

(1)                              either:

(A)                          all Securities of that series that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(B)                           all Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee for Securities of that series as trust funds in trust solely for the benefit of the Holders, money in such currency or currencies, or currency unit or currency units, in which such Securities are then specified as payable at maturity, non-callable Government Obligations applicable to such Securities (determined on the basis of the currency or currencies, or currency unit or currency units, in which such Securities are then specified as payable at maturity), or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)                              no Default or Event of Default with respect to the Securities of that series has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3)                              the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to the Securities of that series; and

(4)                              the Issuer has delivered irrevocable instructions to the Trustee for Securities of that series, to apply the money on deposit in the trust referred to in subclause (B) of clause (1) above toward the payment of such Securities at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee for Securities of that series stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture in respect of Securities of a series, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02          Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee in respect of any Securities pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest and Additional Amounts for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law and Section 2.05.

If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 11.01 in respect of any Securities by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 and the provisions of Section 8.07 shall apply to the extent provided therein.

ARTICLE  12

CONVERSION OF SECURITIES

Section 12.01          Applicability of Article.

Securities of any series issued by the Company which are convertible into Common Stock at the option of the Holder of such Securities shall be convertible in accordance with their terms and (unless otherwise specified as contemplated by Section 2.02 for the Securities of any series) in accordance with this Article 12.  Each reference in this Article 12 to “a Security” or the “Securities” refers to the Securities of the particular series that is convertible into Common Stock.  If more than one series of Securities with conversion privileges is Outstanding at any time, the provisions of this Article 12 shall be applied separately to each that series.

Section 12.02          Right of Holders to Convert Securities into Common Stock.

Subject to and upon compliance with the terms of the Securities and the provisions of this Article 12, at the option of the Holder thereof, any Security of any series of any authorized denomination which is convertible into Common Stock, or any portion of the principal amount thereof which is $1,000 or any integral multiple of $1,000, may, at any time during the period specified in the Securities of that series, or in case such Security or portion thereof shall have been called for redemption, then in respect of such Security or portion thereof until and including, but not after (unless the Company shall default in payment due upon the redemption thereof) the close of business on the Business Day prior to the redemption date (except that in the case of repayment at the option of the Holder, if specified in the terms of the relevant Security, such right shall terminate upon the Company’s receipt of written notice of the exercise of such option), be converted into duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, as specified in such Security, at the conversion price or conversion rate for each $1,000 principal amount of Securities (such initial conversion rate reflecting an initial conversion price specified in such Security) in effect on the conversion date, or, in case an adjustment in the conversion price has taken place pursuant to the provisions of this Article 12, then at the applicable conversion price as so adjusted, upon surrender of the Security or Securities, the principal amount of which is so to be converted, to the Company at any time during usual business hours at the office or agency to be maintained by it in accordance with the provisions of Section 4.02, accompanied by a written notice of election to convert as provided in Section 12.03 and, if so required by the Company and/or the Trustee, by a written instrument or instruments of transfer in form satisfactory to Ventas, Inc. and/or the Trustee, as applicable, duly executed by the Holder thereof or his attorney duly authorized in writing.  All Securities surrendered for conversion shall, if surrendered to the Company or any conversion agent, be delivered to the Trustee for cancellation and cancelled by it, or shall, if surrendered to the Trustee, be cancelled by it, as provided in Section 2.12.

The initial conversion price or conversion rate in respect of a series of Securities shall be as specified in the Securities of that series.  The conversion price or conversion rate will be subject to adjustment on the terms set forth in Section 12.05 or such other or different terms, if any, as may be specified as contemplated by Section 2.02 for Securities of that series.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of any portion of it.

Section 12.03          Issuance of Shares of Common Stock on Conversions.

As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion into Common Stock, the Company shall deliver or cause to be delivered at its said office or agency to or upon the written order of the Holder of the Security or Securities so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock into which such Security or Securities may be converted in accordance with the terms thereof and the provisions of this Article 12.  Prior to delivery of such certificate or certificates, the Company shall require written notice at its said office or agency from the Holder of the Security or Securities so surrendered stating that the Holder irrevocably elects to convert such Security or Securities, or, if less than the entire principal amount thereof is to be converted, stating the portion thereof to be converted.  Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which said certificate or certificates are to be issued.  Such conversion shall be deemed to have been made at the time that such Security or Securities shall have been surrendered for conversion and such notice shall have been received by the Company or the Trustee, the rights of the Holder of such Security or Securities as a Holder shall cease at such time, the Person or Persons entitled to receive the shares of Common Stock upon conversion of such Security or Securities shall be treated for all purposes as having become either record holder or holders of such shares of Common Stock at such time and such conversion shall be at the conversion price in effect at such time.  In the case of any Security of any series which is converted in part only, upon such conversion, the Company shall execute and, upon the Company’s request and at the Company’s expense, the Trustee or an authenticating agent shall authenticate and deliver to the Holder thereof, as requested by such Holder, a new Security or Securities of that series of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security.

If the last day on which such Security may be converted is not a Business Day in a place where the conversion agent for that Security is located, such Security may be surrendered to that conversion agent on the next succeeding day that is a Business Day.

The Company shall not be required to deliver certificates for shares of Common Stock upon conversion while its stock transfer books are closed for a meeting of shareholders or for the payment of dividends or for any other purpose, but certificates for shares of Common Stock shall be delivered as soon as the stock transfer books shall again be opened.

Section 12.04          No Payment or Adjustment for Interest or Dividends.

Unless otherwise specified as contemplated by Section 2.02 for Securities of that series, Securities surrendered for conversion into Common Stock during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities called for redemption on a redemption date within such period) when surrendered for conversion must be accompanied by payment (by certified or official bank check to the order of the Company payable by check or in clearing house funds at the location where the Securities are surrendered) of an amount equal to the interest thereon which the Holder is entitled to receive on such Interest Payment Date.  Payment of interest shall be made, on such Interest Payment Date or such other payment date (as set forth in Section 2.13), as the case may be, to the Holder of the Securities as of such Record Date.  Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.  No other payment or adjustment for interest or dividends is to be made upon conversion.  Notwithstanding the foregoing, upon conversion of any Original Issue Discount Security, the fixed number of shares of Common Stock into which such Security is convertible delivered by the Company to the Holder thereof shall be applied, first, to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of such Security, and, second, to the portion attributable to the balance of the principal amount of such Security.

Section 12.05          Adjustment of Conversion Price.

Unless otherwise specified as contemplated by Section 2.02 for Securities of that series, the conversion price for Securities convertible into Common Stock shall be adjusted from time to time as follows:

(a)                               In case the Company shall (1) pay a dividend or make a distribution on Common Stock in shares of Common Stock, (2) subdivide the outstanding Common Stock into a greater number of shares or (3) combine the outstanding Common Stock into a smaller number of shares, the conversion price for the Securities of that series shall be adjusted so that the Holder of any such Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of subdivision or combination.  An adjustment made pursuant to this Section 12.05(a) shall become effective immediately after the record date in the case of a dividend or distribution, except as provided in Section 12.05(h), and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)                              In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined for purposes of this Section 12.05(b) in Section 12.05(e)), at the record date for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock receivable upon exercise of such rights or warrants.  Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 12.05(h), after such record date.  In determining whether any rights or warrants entitle the Holders of the Securities of that series to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board of Directors.

(c)                               In case the Company shall distribute to all holders of Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in Section 12.05(b) above) (any of the foregoing, for purposes of this paragraph (c), the “Special Securities”), then, in each such case, unless the Company elects to reserve such Special Securities for distribution to the Holders of Securities of that series upon the conversion so that any such Holder converting such Securities will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of Special Securities which such Holder would have received if such Holder had, immediately prior to the record date for the distribution of the Special Securities, converted Securities into Common Stock, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (as defined, for purposes of this Section 12.05(c), in Section 12.05(e)) of Common Stock on the record date mentioned above less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall, if made in good faith, be conclusive) of the portion of the Special Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in Section 12.05(e)) of Common Stock; provided, however, that in the event the then fair market value (as so determined) of the portion of the Special Securities so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in Section 12.05(e)) of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities of that series shall have the right to receive the amount and kind of Special Securities such Holder would have received had such Holder converted such Securities immediately prior to the record date for the distribution of the Special Securities.  Such adjustment shall become effective immediately, except as provided in Section 12.05 (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

(d)                             If, pursuant to Sections 12.05(b) or 12.05(c), the number of shares of Common Stock shall have been adjusted because the Company has declared a dividend, or made a distribution, on the outstanding shares of Common Stock in the form of any right or warrant to purchase securities of the Company, or the Company has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the conversion price shall forthwith be adjusted to equal the conversion price that would have applied had such right or warrant never been declared, distributed or issued.

(e)                               For the purpose of any computation under Section 12.05(b), the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question.  For the purpose of any computation under Section 12.05(c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question.  The reported last sales price for each day (whether for purposes of Section 12.05(b) or 12.05(c)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of NASDAQ or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of the Company or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange Member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of the Company or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of the Company or a committee thereof.  .

(f)                                No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.05(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided, further, that adjustment shall be required and made in accordance with the provisions of this Article 12 (other than this Section 12.05(f)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Common Stock.  All calculations under this Article 12 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be, with one-half cent and 1/200 of a share, respectively, being rounded upward.  Anything in this Section 12.05 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 12.05, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

(g)                              Whenever the conversion price is adjusted, as herein provided, the Company shall promptly file with the Trustee, at the corporate trust office of the Trustee, and with the office or agency maintained by the Company for the conversion of Securities of that series pursuant to Section 4.02, an Officers’ Certificate, setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment.  Neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or any facts or computations set forth therein, except to exhibit said certificate from time to time to any Holder of a Security of that series desiring to inspect the same.  The Company shall promptly cause a notice setting forth the adjusted conversion price to be mailed to the Holders of Securities of that series, as their names and addresses appear upon the Security Register of the Company.

(h)                              In any case in which this Section 12.05 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any Security of that series converted after such record date and before the occurrence of such event the additional shares of the Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 12.06.

Section 12.06          No Fractional Shares to be Issued.

No fractional shares of Common Stock shall be issued upon any conversion of Securities.  If more than one Security of any series shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities of that series (or specified portions thereof to the extent permitted hereby) so surrendered.  Instead of a fraction of a share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment (computed to the nearest cent, with one-half cent being rounded upward) in respect of such fraction of a share in an amount equal to the same fractional interest of the reported last sales price (as defined in Section 12.05(e)) of the Common Stock on the Trading Day (as defined in Section 12.05(e)) next preceding the day of conversion.

Section 12.07          Preservation of Conversion Rights Upon Consolidation, Merger, Sale or Conveyance.

In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee, a supplemental indenture, in accordance with the provisions of Articles 5 and 9 as they relate to supplemental indentures, providing that the Holder of each Security then Outstanding of a series which was convertible into Common Stock shall have the right thereafter to convert such Security into the kind and amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Securities might have been converted immediately prior to such consolidation, merger, sale or transfer.  Such supplemental indenture shall conform to the provisions of the TIA as then in effect and shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12.  Neither the Trustee nor any conversion agent shall have any liability or responsibility for determining the correctness of any provision contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property receivable by Holders of the Securities upon the conversion of their Securities after any such consolidation, merger, sale or transfer, or to any adjustment to be made with respect thereto and, subject to the provisions of Section 3.13 of the TIA, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate with respect thereto and an Opinion of Counsel with respect to legal matters related thereto.  If in the case of any such consolidation, merger, sale or transfer, the stock or other securities and property receivable by a Holder of the Securities includes stock or other securities and property of a corporation other than the successor or purchasing corporation, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary.  The above provisions of this Section 12.07 shall similarly apply to successive consolidations, mergers, sales or transfers.

Section 12.08          Notice to Holders of the Securities of a Series Prior to Taking Certain Types of Action.

With respect to the Securities of any series, in case:

(a)                               the Company shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of its Capital Stock or of any other right;

(b)                              the Company shall authorize the distribution to all holders of Common Stock of evidences of indebtedness or assets (except for cash dividends or distributions paid from retained earnings of the Company);

(c)                               of any subdivision or combination of Common Stock or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)                             of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of Securities of that series pursuant to Section 4.02, and shall cause to be mailed to the Holders of Securities of that series, at their last addresses as they shall appear on the register of the Company maintained by the Registrar, at least ten days prior to the applicable record date hereinafter specified, a notice stating (1) the date as of which the holders of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (2) the date on which any such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action.  The failure to give the notice required by this Section 12.08 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.  Such notice shall also be published by and at  the expense of the Company not later than the aforesaid filing date at least once in an Authorized Newspaper.

Section 12.09          Covenants to Reserve Shares for Issuance on Conversion of Securities.

The Company covenants that (1) at all times it will reserve and keep available out of each class of its authorized Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of Securities of any series as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Securities of that series and (2) that all shares of Common Stock which shall be so issuable shall, when issued or delivered, be duly and validly issued shares of Common Stock into which Securities of that series are convertible, and shall be fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights and that, upon conversion, the appropriate capital stock accounts of the Company will be duly credited.

Section 12.10          Compliance with Governmental Requirements.

The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Securities hereunder require registration or listing with or approval of any governmental authority under any federal or state law, pursuant to the Securities Act or the Exchange Act or any national or regional securities exchange on which Common Stock is listed at the time of delivery of any shares of Common Stock, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered, listed or approved, as the case may be.

Section 12.11          Payment of Taxes upon Certificates for Shares Issued upon Conversion.

The issuance of certificates for shares of Common Stock upon the conversion of Securities shall be made without charge to the converting Holders for any tax (including, without limitation, all documentary and stamp taxes) in respect of the issuance and delivery of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Securities converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 12.12          Trustee’s Duties with Respect to Conversion Provisions.

The Trustee and any conversion agent shall have no duty, responsibility or liability to any Holder to determine whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  Neither the Trustee nor any conversion agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security, and neither the Trustee nor any conversion agent makes any representation with respect thereto.  Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any conversion agent, subject to the provisions of Section 3.13 of the TIA, shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 12.

ARTICLE  13

MISCELLANEOUS

Section 13.01          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the TIA, such imposed duties will control.

Section 13.02          Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
Telecopier No.:  (502) 357-9029
Attention:  General Counsel

With a copy to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Telecopier No.:  (312) 876-7681
Attention:  Cathy A. Birkeland

If to the Trustee:

U.S. Bank National Association
425 Walnut ML CN WN 06 CT
Cincinnati, Ohio 45202
Telecopier No.:  (513) 632-5511
Attention:  Corporate Trust Administration

The Issuer, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in Section 313(c) of the TIA, to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03          Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 13.04          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)                              an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                              an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished unless specifically required.

Section 13.05          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) must comply with the provisions of Section 314(e) of the TIA and must include:

(1)                              a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                              a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                              a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                              a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07          No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee or stockholder of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or any of its Subsidiaries under the Securities or this Indenture based on, in respect of, or by reason of such obligations or their creation.  Each holder by accepting a Security waives and releases all such liability.  The foregoing waiver and release are an integral part of the consideration for the issuance of the Securities.

Section 13.08          Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE SECURITIES GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10          Successors.

All agreements of the Issuer in this Indenture and the Securities will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Article 10 and any applicable indentures supplemental hereto.

Section 13.11          Severability.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12          Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14          Benefits of Indenture.

Nothing in this Indenture, the Securities or the Securities Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or an legal or equitable right, remedy or claim under this Indenture.

Section 13.15          Legal Holidays.

In any case where any Interest Payment Date, redemption date, purchase date or stated maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of such Security (other than a provision of such Security which specifically states that such provision shall apply in lieu of this Section 13.15)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if  made on the Interest Payment Date, redemption date or purchase date, or at the stated maturity.

Section 13.16          Acts of Holders.

(a)                               Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer and any agent of the Trustee or the Issuer, if made in the manner provided in this Section 13.16.

(b)                              The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any reasonable manner which the Trustee deems sufficient.

(c)                               The ownership of Securities shall be proved by the register maintained by the Registrar.

(d)                             If the Issuer shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other act, the Issuer may, at its or their option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Issuer shall have no obligation to do so.  Notwithstanding Section 316(c) of the TIA, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)                               Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Registrar, any Paying Agent, any authenticating agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

[Signatures on following page.]

SIGNATURES

Dated as of _______, 2018

Ventas, Inc.

By:
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief
Administrative Officer and General
Counsel

Ventas Realty, Limited Partnership

	By:	Ventas, Inc., its General Partner

By:
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief
Administrative Officer and
General Counsel

[Signature Page to Indenture]

TRUSTEE:

U.S. Bank National Association

By:
Name:
Title:

[Signature Page to Indenture]

Schedule I

SCHEDULE OF GUARANTORS

The following schedule lists each entity as of the date of this Indenture which may, subject to provisions the Section 2.02 hereof, be a Guarantor under this Indenture:

Ventas, Inc.

Ventas Realty, Limited Partnership